Exhibit 99.1
                        Earnings Release

L3Harris Technologies Reports Strong Third Quarter 2025 Results,
Increases 2025 Guidance

MELBOURNE, Fla., October 30, 2025 — L3Harris Technologies (NYSE: LHX) reports third quarter 2025 results.

Highlights*
•Orders of $6.7 billion; book-to-bill of 1.2x
•Revenue of $5.7 billion, up 7% versus prior year, and 10% organically
•Operating margin of 11.0%; Adjusted segment operating margin of 15.9%
•Diluted EPS of $2.46; Non-GAAP diluted EPS of $2.70, up 10% versus prior year
•2025 guidance increased on strong performance and higher expectations

“We delivered another strong quarter, with robust organic revenue growth of 10%, reflecting our commitment to operational excellence and relentless focus on execution as drivers of profitable growth. We are driving sustained performance, marking our eighth consecutive quarter of year-over-year adjusted segment operating margin expansion, and advancing our strategic priorities in support of our customers’ missions. With increasing demand, a record pipeline, and timely investments made ahead of the curve in growth areas like space and munitions, we are on track to achieve our 2026 Financial Framework and positioned to deliver long-term profitable growth,” said Christopher Kubasik, Chair and CEO, L3Harris.

Kubasik added, “The defense industry is entering a new era defined by urgency, speed, and mission focus. L3Harris is leading the way, delivering resilient, rapidly deployable solutions at an accelerated pace to meet evolving mission needs. We are executing with focus and capturing new opportunities both domestically and abroad, such as the $2.2 billion Korea Airborne Early Warning & Control award received just after quarter end.”

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*Organic revenue, adjusted segment operating margin and non-GAAP diluted EPS are non-GAAP financial measures defined on page 16.

SUMMARY FINANCIAL RESULTS*

Third Quarter	Year to Date	2025 Guidance
($ millions, except per share data)	2025	2024[1]	Change	2025	2024[1]	Change

Revenue (see Table 4 for organic revenue)
Communication Systems	$1,462	$1,382	$4,190	$4,022
Integrated Mission Systems	1,700	1,608	4,914	4,906
Space & Airborne Systems	1,809	1,683	5,207	5,141
Aerojet Rocketdyne	755	669	2,082	1,886
Corporate eliminations	(67)	(50)	(176)	(153)
Revenue	$5,659	$5,292	7%	$16,217	$15,802	3%	~$22B (Prior: ~$21.75B)

Operating income
Communication Systems	382	359	1,063	998
Integrated Mission Systems	204	204	621	589
Space & Airborne Systems	218	195	614	626
Aerojet Rocketdyne	96	76	265	234
Unallocated corporate items	(279)	(339)	(846)	(1,098)
Operating income	$621	$495	$1,717	$1,349

Adjusted segment operating income	$900	$834	8%	$2,563	$2,447	5%

Margin
Operating margin	11.0%	9.4%	10.6%	8.5%
Adjusted segment operating margin	15.9%	15.8%	10	bps	15.8%	15.5%	30	bps	high 15% (Prior: mid - high 15%)

Tax rate
Effective tax rate (GAAP)	18.5%	6.0%	15.7%	4.9%
Effective tax rate (non-GAAP)	15.6%	9.7%	13.0%	7.8%

EPS
Diluted EPS	$2.46	$2.10	$6.92	$5.50
Non-GAAP diluted EPS	$2.70	$2.46	10%	$7.87	$7.10	11%	$10.50 - $10.70 (Prior: $10.40 - $10.60)
Pension adjusted non-GAAP diluted EPS	$2.36	$2.05	15%	$6.74	$5.83	16%

Diluted weighted-average common shares outstanding	188.1	190.5	188.6	190.7

Cash flow
Cash from operations	$546	$780	(30%)	$1,144	$1,430	(20%)
Adjusted free cash flow	$449	$728	(38%)	$951	$1,286	(26%)	~$2.65B

Repurchases of common stock	$176	$190	(7%)	$998	$512	95%

*A reconciliation of adjusted segment operating income and margin, non-GAAP effective tax rate, non-GAAP diluted EPS and pension adjusted diluted EPS, and adjusted free cash flow on a forward-looking basis to GAAP is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure. We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See Non-GAAP Financial Measures on page 7 for more information. We are not assuming, and forward-looking guidance for 2025 does not assume, impacts from a further prolonged government shutdown or any reduction in spending following the government shutdown.
1 2024 segment financial results recast to reflect strategic realignment of the Fuzing and Ordnance Systems (FOS) business from Integrated Mission Systems to Aerojet Rocketdyne, effective in 2025. See Table 9 - 2024 Segment Recast in our EX-99.1 Earnings Release for first quarter 2025.

Revenue: Third quarter revenue increased 7%, 10% organically, reflecting growth across all segments, primarily from higher volumes, including new program ramps and increased international deliveries.
Operating Margin:
GAAP Operating Margin: Third quarter increased 160 bps to 11.0% primarily driven by the absence of business divestiture-related losses, lower amortization of acquisition-related intangibles, and lower LHX NeXt implementation costs.

Adjusted Segment Operating Margin: Third quarter increased 10 bps to 15.9% primarily driven by improved program performance and LHX NeXt driven cost savings across all segments, partially offset by impacts from higher margin Commercial Aviation Solutions (CAS) divestiture.
Diluted EPS:
GAAP Diluted EPS: Third quarter increased 17% to $2.46 driven by higher operating income and lower interest expense from decreased average outstanding short-term debt balances during third quarter 2025, partially offset by a higher effective tax rate.

Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS: Third quarter increased 10% to $2.70 and 15% to $2.36, respectively, from higher adjusted segment operating income and lower interest expense from decreased average outstanding short-term debt balances during third quarter 2025, partially offset by a higher effective tax rate.
Cash Flow:
Cash From Operations and Adjusted Free Cash Flow: Third quarter decreased 30% to $546 million and 38% to $449 million, respectively, primarily due to temporary customer delays in payment. We remain confident in achieving our 2025 cash flow guidance assuming the government shutdown is resolved, with the strongest cash generation of the year expected in the fourth quarter.

SEGMENT RESULTS*

Communication Systems

	Third Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,462	$1,382	6%	$4,190	$4,022	4%	~$5,700 (Prior: $5,600 - $5,700)
Operating margin	26.1%	26.0%	10 bps	25.4%	24.8%	60 bps	~25%

Revenue: Third quarter revenue increased 6% primarily driven by increased international deliveries for software-defined resilient communications and data-link equipment, as well as Next Generation Jammer program ramp, our flagship Electronic Warfare tactical jamming pod.
Operating Margin: Third quarter operating margin increased 10 bps to 26.1%, primarily due to LHX NeXt driven cost savings, partially offset by unfavorable mix associated with lower volume of proprietary waveform license sales.

Integrated Mission Systems

	Third Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,700	$1,608	6%	$4,914	$4,906	—%	~$6,500 (Prior: ~$6,400)
Operating margin	12.0%	12.7%	(70) bps	12.6%	12.0%	60 bps	low - mid 12% (Prior: ~12%)

Revenue: Third quarter revenue increased 6%. Excluding the impact of the divestiture of our CAS business, organic revenue increased 17% primarily due to multiple ISR classified programs ramping.
Operating Margin: Third quarter operating margin decreased 70 bps to 12.0% primarily due to the divestiture of our CAS business, partially offset by favorable performance.

*Organic revenue is a non-GAAP financial measure defined on page 16.

Space and Airborne Systems

	Third Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,809	$1,683	7%	$5,207	$5,141	1%	~$7,100
Operating margin	12.1%	11.6%	50 bps	11.8%	12.2%	(40) bps	low 12%

Revenue: Third quarter revenue increased 7%, primarily from increased FAA volume in our Mission Networks business and higher volume in our Airborne Combat Systems business, partially offset by lower classified program volume in our Intel and Cyber business.
Operating Margin: Third quarter operating margin increased 50 bps to 12.1%, primarily due to improved program performance on classified development programs in our Space Systems business, monetization of legacy end-of-life assets aligned with our transformation and value creation priorities, and LHX NeXt driven cost savings, partially offset by unfavorable mix.

Aerojet Rocketdyne

	Third Quarter			Year to Date			2025 Guidance
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$755	$669	13%	$2,082	$1,886	10%	$2,800 - $2,900 (Prior: ~$2,800)
Operating margin	12.7%	11.4%	130 bps	12.7%	12.4%	30 bps	mid 12%

Revenue: Third quarter revenue increased 13%. Excluding the impact of the divestiture of our AOT business, organic revenue increased 15% from increased production volumes across key missile, munitions, and space programs, as well as new program ramps.
Operating Margin: Third quarter operating margin increased 130 bps to 12.7%, primarily due improved performance and LHX NeXt driven cost savings.

*Organic revenue is a non-GAAP financial measure defined on page 16.

SUPPLEMENTAL INFORMATION

2025
Other Information	Current	Prior

FAS/CAS operating adjustment	~$15 million	~$15 million
Non-service FAS pension income	~$285 million	~$285 million
Net interest expense	~$600 million	~$600 million
Effective tax rate on non-GAAP income[1]	13.5% - 14.5%	13.5% - 14.5%
Weighted-average diluted shares	~188	~188
Capital expenditures	~2% revenue	~2% revenue

1Non-GAAP diluted EPS and effective tax rate on non-GAAP income are non-GAAP financial measures defined on page 16. A reconciliation of non-GAAP diluted EPS and effective tax rate on non-GAAP income guidance is not available. See Non-GAAP Financial Measures on page 7 for more information.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to: share repurchases; divestiture and realignment impacts; 2025 guidance, including Q4 cash generation; the duration of delays in payment; budget increases; anticipated LHX NeXt initiative costs and savings; supplemental information for 2025; projection of other financial items; and assumptions underlying any of the foregoing. Investors should not place undue reliance on forward-looking statements, which reflect management’s current expectations, estimates, projections, assumptions and information currently available to management, and are not guarantees of future performance or actual results. Important risks that could cause our results to differ materially from those expressed in or implied by these forward-looking statements or from our historical results include, but are not limited to, risks arising from: competitive markets; U.S. Government spending priorities; changes in contract mix; inflation; tariffs and potential trade disputes; unilateral contract action by the U.S. Government and the impacts of the government shutdown; uncertain economic conditions; future geo-political events; supply chain disruptions; impacts of LHX NeXt; indebtedness; defined benefit plan liabilities and returns; interest rates and other market factors; and changes in effective tax rate or additional tax exposures. These and other important risks that could impact forward-looking statements are described more fully in the "Risk Factors" in our Form 10-K for fiscal 2024 and our Form 10-Q for Q1 2025 filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section, and we have no duty to and disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Non-GAAP Financial Measures
Management believes the adjustments to non-GAAP Financial Measures ("NGFMs") in the tables beginning on page 11 are useful to investors because the excluded costs do not reflect our ongoing operating performance. Such adjustments, considered together with the unadjusted GAAP financial measures, provide information that management believes is useful to investors to understand period-over-period operating results separate from items that management believes may disproportionately impact operating results in any particular period; however there is no guarantee that items excluded from NGFMs will not reoccur in future periods. Management also believes that NGFMs enhance the ability of investors to analyze business trends, understand performance and evaluate our initiatives to drive improved financial performance. Management utilizes NGFMs to guide forecasting and long-term planning and for compensation purposes. NGFMs should be considered in addition to, and not as a substitute for, financial measures presented in accordance with GAAP. A reconciliation of forward-looking NGFMs to GAAP is not available without unreasonable effort because of inherent difficulty in forecasting and quantifying comparable GAAP measures and applicable adjustments and other amounts necessary for a reconciliation because of potentially high variability, complexity and low visibility of applicable adjustments and other unusual amounts that could disproportionately impact future GAAP results, such as the impact of defined benefit plan performance, LHX NeXt, portfolio shaping activities, and the extent of tax deductibility. In addition, forward-looking NGFMs may be impacted by the government shutdown, the duration of which and the potential impacts of which are not clear at this time.

Investor Relations Contact: Daniel Gittsovich, 321-724-3170 investorrelations@l3harris.com	Media Relations Contact: Sara Banda, 321-306-8927 media@l3harris.com

Table 1 - Condensed Consolidated Statement of Operations (Unaudited)

	Third Quarter		Year to Date
($ millions, except per share amounts)	2025	2024	2025	2024

Revenue	$5,659	$5,292	$16,217	$15,802
Cost of revenue	(4,165)	(3,873)	(12,038)	(11,675)
General and administrative expenses	(873)	(924)	(2,462)	(2,778)
Operating income	621	495	1,717	1,349
Non-service FAS pension income and other, net[1]	98	101	287	275
Interest expense, net	(152)	(166)	(454)	(514)
Income before income taxes	567	430	1,550	1,110
Income taxes	(105)	(26)	(244)	(54)
Net income	462	404	1,306	1,056
Noncontrolling interests, net of income taxes	—	(4)	—	(7)
Net income attributable to L3Harris	$462	$400	$1,306	$1,049

Earnings per share attributable to common shareholders
Basic	$2.47	$2.11	$6.96	$5.53
Diluted	$2.46	$2.10	$6.92	$5.50

Weighted-average common shares outstanding
Basic	187.1	189.6	187.6	189.7
Diluted	188.1	190.5	188.6	190.7

1“FAS” is defined as Financial Accounting Standards.

Table 2 - Condensed Consolidated Balance Sheet (Unaudited)

($ millions)	October 3, 2025	January 3, 2025

Assets
Current assets
Cash and cash equivalents	$339	$615
Receivables, net	1,528	1,072
Contract assets	3,677	3,230
Inventories, net	1,291	1,330
Income taxes receivable	281	379
Other current assets	477	461
Assets of business held for sale	—	1,131
Total current assets	7,593	8,218
Non-current assets
Property, plant and equipment, net	2,761	2,806
Goodwill	20,370	20,325
Intangible assets, net	7,072	7,639
Deferred income taxes	87	120
Other non-current assets	3,131	2,893
Total assets	$41,014	$42,001
Liabilities and equity
Current liabilities
Short-term debt	$725	$515
Accounts payable	1,902	2,005
Contract liabilities	2,231	2,142
Compensation and benefits	486	419
Other current liabilities	1,294	2,317
Liabilities of business held for sale	—	235
Total current liabilities	6,638	7,633
Non-current liabilities
Long-term debt, net of current portion	10,997	11,081
Deferred income taxes	1,039	942
Other non-current liabilities	2,808	2,766
Total liabilities	21,482	22,422
Total equity	19,532	19,579
Total liabilities and equity	$41,014	$42,001

Table 3 - Consolidated Statement of Cash Flow (Unaudited)

	Third Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Operating Activities
Net income	$462	$404	$1,306	$1,056
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	309	324	913	963
Share-based compensation	35	23	83	76
Net periodic benefit income	(66)	(72)	(216)	(215)
Share-based matching contributions under defined contribution plans	64	57	200	199
Deferred income taxes	245	467	151	220
(Increase) decrease in:
Receivables, net	(91)	188	(474)	163
Contract assets	180	(207)	(454)	(372)
Inventories, net	(33)	40	53	46
Other current assets	4	(6)	(18)	(32)
Increase (decrease) in:
Accounts payable	(131)	155	(93)	(45)
Contract liabilities	(86)	(12)	91	(150)
Compensation and benefits	42	(44)	67	(145)
Other current liabilities	(227)	(26)	(495)	59
Income taxes	(177)	(469)	144	(258)
Other operating activities	16	(42)	(114)	(135)
Net cash provided by operating activities	546	780	1,144	1,430
Investing Activities
Capital expenditures	(119)	(78)	(266)	(290)
Proceeds from sales of businesses, net of cash divested	—	—	831	158
Other investing activities	(10)	(15)	(28)	(19)
Net cash provided by (used in) investing activities	(129)	(93)	537	(151)
Financing Activities
Proceeds from issuances of long-term debt, net	—	585	—	2,826
Repayments of long-term debt	(3)	(2)	(614)	(2,609)
Change in commercial paper, maturities under 90 days, net	(260)	(404)	210	93
Proceeds from commercial paper, maturities over 90 days	—	—	—	688
Repayments of commercial paper, maturities over 90 days	—	(520)	—	(1,205)
Repurchases of common stock	(176)	(190)	(998)	(512)
Dividends paid	(225)	(220)	(678)	(665)
Other financing activities	104	42	105	75
Net cash used in financing activities	(560)	(709)	(1,975)	(1,309)
Effect of exchange rate changes on cash and cash equivalents	—	14	18	9
Net decrease in cash and cash equivalents	(143)	(8)	(276)	(21)
Cash and cash equivalents, beginning of period	482	547	615	560
Cash and cash equivalents, end of period	$339	$539	$339	$539

Reconciliation of Non-GAAP Financial Measures

Table 4 - Organic Revenue Reconciliation (Unaudited)

	Third Quarter			Year to Date
	2024
($ millions)	GAAP	Adjustments	Organic	GAAP	Adjustments[1]	Organic

CS	$1,382	$—	$1,382	$4,022	$—	$4,022
IMS	1,608	(158)	1,450	4,906	(296)	4,610
SAS	1,683	—	1,683	5,141	(76)	5,065
AR	669	(10)	659	1,886	(30)	1,856
Corporate eliminations	(50)	—	(50)	(153)	—	(153)
Revenue	$5,292	$(168)	$5,124	$15,802	$(402)	$15,400

1Adjustment to exclude amounts attributable to divested businesses.

Table 5 - Reconciliation of Operating Income to Adjusted Segment Operating Income (Unaudited)

	Third Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Revenue	$5,659	$5,292	$16,217	$15,802

Operating income	$621	$495	$1,717	$1,349
Unallocated corporate items:
Amortization of acquisition-related intangibles	192	210	579	642
Merger, acquisition, and divestiture-related expenses[1]	10	25	40	86
Business divestiture-related losses and impairment of goodwill[1]	—	29	17	67
LHX NeXt implementation costs[1]	25	41	99	216
Other unallocated corporate items	52	34	111	87
Total unallocated corporate items	279	339	846	1,098
Adjusted segment operating income	$900	$834	$2,563	$2,447

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 6 - Reconciliation of Effective Tax Rate to Effective Tax Rate on Non-GAAP Income (Unaudited)

	Third Quarter
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense	Effective Tax Rate

Income before income taxes	$567	$105	18.5%	$430	$26	6.0%
Merger, acquisition, and divestiture-related expenses[1]	10	3		25	—
Business divestiture-related losses and impairment of goodwill[1]	—	(32)		29	(6)
LHX NeXt implementation costs[1]	25	18		41	31
Non-GAAP income before income taxes	$602	$94	15.6%	$525	$51	9.7%

	Year to Date
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense	Effective Tax Rate

Income before income taxes	$1,550	$244	15.7%	$1,110	$54	4.9%
Merger, acquisition, and divestiture-related expenses[1]	40	7		86	16
Business divestiture-related losses and impairment of goodwill[1]	17	(55)		67	(8)
LHX NeXt implementation costs[1]	99	25		216	53
Non-GAAP income before income taxes	$1,706	$221	13.0%	$1,479	$115	7.8%

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 7 - Reconciliation of Diluted EPS to Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS (Unaudited)

	Third Quarter		Year to Date
($ millions, except per share data)	2025	2024	2025	2024

Diluted weighted-average common shares outstanding	188.1	190.5	188.6	190.7

Diluted EPS	$2.46	$2.10	$6.92	$5.50
Significant and/or non-recurring items included in diluted EPS above:
Merger, acquisition, and divestiture-related expenses[1]	0.05	0.13	0.21	0.45
Business divestiture-related losses and impairment of goodwill[1]	—	0.15	0.09	0.35
LHX NeXt implementation costs[1]	0.13	0.22	0.52	1.13
Income taxes on above adjustments and other, net[2]	0.06	(0.14)	0.13	(0.33)
Non-GAAP diluted EPS[2]	$2.70	$2.46	$7.87	$7.10
Less: per share impact of:
FAS/CAS operating adjustment[3]	(0.01)	(0.03)	(0.04)	(0.10)
Non-service FAS pension income[3]	(0.33)	(0.38)	(1.09)	(1.17)
Pension adjusted non-GAAP diluted EPS	$2.36	$2.05	$6.74	$5.83

1Refer to Key Terms and Non-GAAP Definitions on page 16.
2Third quarter 2024 amount updated to exclude adjustment of $1.10 per share and $0.22 per share for amortization of acquisition-related intangible assets and related income tax expense, respectively. Year to date 2024 amount updated to exclude adjustment of $3.37 per share and $0.84 per share for amortization of acquistion-related intangible assets and related income tax expense, respectively.
3Net of tax effect.

Table 8 - Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Third Quarter		Year to Date
($ millions)	2025	2024	2025	2024

Net cash provided by operating activities	$546	$780	$1,144	$1,430
Capital expenditures	(119)	(78)	(266)	(290)
Proceeds from disposal of property, plant and equipment, net	—	—	9	—
Free cash flow	427	702	887	1,140
Cash used for merger, acquisition and severance[1]	22	26	64	146
Adjusted free cash flow	$449	$728	$951	$1,286

1Refer to Key Terms and Non-GAAP Definitions on page 16.

Key Terms and Non-GAAP Definitions

Description	Definition
Merger, acquisition, and divestiture-related expenses	Transaction and integration expenses associated with the Aerojet Rocketdyne acquisition; external costs related to pursuing acquisition and divestiture portfolio optimization; non-transaction costs related to divestitures; and salaries of employees in roles dedicated to planned divestiture and acquisition activity.
Business divestiture-related losses and impairment of goodwill	In 2024, includes loss on sale and impairment of goodwill recognized in connection with the sale of our antenna and related businesses and a loss associated with the then pending divestiture of our CAS business. In 2025, includes loss recognized in connection with the sale of our Commercial Aviation Solutions business.
LHX NeXt implementation costs
Includes costs related to workforce optimization costs, incremental IT expenses for implementation of new systems, third-party consulting expenses and other related costs, including costs related to personnel dedicated to this project.

Organic revenue*	Excludes the impact of completed divestitures and is reconciled in Table 4.
Orders	Total value of funded and unfunded contract awards received from the U.S. Government and other customers, including incremental funding and adjustments to previous awards, excluding unexercised contract options and potential orders under ordering-type contracts, such as indefinite delivery, indefinite quantity (IDIQ) contracts.
Non-GAAP income before income taxes*	Represents income before income taxes adjusted for items reconciled in Table 6.
Effective tax rate on non-GAAP income*	Represents the effective tax rate (tax expense as a percentage of income before income taxes) adjusted for the tax effect of items reconciled in Table 6.
Adjusted segment operating income and margin*	On a consolidated basis represents operating income and margin, excluding unallocated corporate department items and items reconciled in Table 5.
Non-GAAP diluted EPS*	Represents EPS (earnings per share attributable to common shareholders) adjusted for items reconciled in Table 7.
Pension adjusted non-GAAP diluted EPS*	Represents Non-GAAP diluted EPS, described above, adjusted for the after tax per share impact of the FAS/CAS operating adjustment and Non-service FAS pension income reconciled in Table 7.
Adjusted free cash flow*
Net cash provided by operating activities less capital expenditures, plus proceeds from disposal of property, plant and equipment and cash used for merger, acquisition and severance reconciled in Table 8.

Cash used for merger, acquisition, and severance*	Cash related to merger, acquisition and divestiture-related expenses (described above) and severance costs included in LHX NeXt implementation costs.
_____
*Refer to Non-GAAP Financial Measures on page 7 for more information.